UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 4, 2006

Date of Report (Date of earliest event reported)
______________________________________________________

WEIS MARKETS, INC.
(Exact name of registrant as specified in its charter)
______________________________________________________

        Pennsylvania                                      1-5039                                                 24-0755415
(State or other jurisdiction                          (Commission                                            (IRS Employer
          of incorporation)                                    File Number)                                         Identification No.)

1000 South Second Street, Sunbury, PA 17801
(Address of principal executive offices) (Zip Code)

(570) 286-4571
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

     The Weis Markets, Inc. Board of Directors terminated the Weis Markets, Inc. Company Appreciation Plan at a regularly scheduled meeting held on April 4, 2006. Rights were last granted under this Plan to qualified participants in August 2002, and those Rights expired in August 2003. The Board believes it has replaced the Company Appreciation Plan with other incentive plans that better promote management continuity and increase incentive and personal interest in the welfare of the Company.

     The Weis Markets, Inc. Company Appreciation Plan was previously disclosed in its entirety in the SEC Form 10-K filing for the fiscal year ending December 29, 2001 and incorporated by reference in Form 10-K filings in the succeeding years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIS MARKETS, INC.

Dated: April 7, 2006

By:  /s/ William R. Mills
 William R. Mills
Senior Vice President and Treasurer/CFO